As  filedwith the Securities and Exchange Commission on February 5,
1998.
          Registration File No. 333-_________

             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549
                      ----------------
                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
               DELTA WOODSIDE INDUSTRIES, INC.
   (Exact name of registrant as specified in its charter)

    South Carolina                              57-0535180
(State or Other Jurisdiction of     (I.R.S. Employer Identification No.)
Incorporation or Organization)

                          233 North Main Street
                        Hammond Square, Suite 200
                    Greenville, South Carolina 29601
                              (864) 232-8301
      (Address, Including Zip Code, of Principal Executive Offices)


        DELTA WOODSIDE INDUSTRIES, INC. LONG TERM INCENTIVE PLAN
                        (Full Title of the Plan)

                     E. Erwin Maddrey, II, President
                     Delta Woodside Industries, Inc.
                          233 North Main Street
                        Hammond Square, Suite 200
                    Greenville, South Carolina 29601
                              (864) 232-8301
(Name, address, and telephone number, including area code, of agent for Service)

                               Copies to:
              Eric B. Amstutz, Esq. & Eric K. Graben, Esq.
                 Wyche, Burgess, Freeman & Parham, P.A.
                           Post Office Box 728
                  Greenville, South Carolina 29602-0728
                             (864) 242-8200

                     CALCULATION OF REGISTRATION FEE

                                     Proposed Maximum   Proposed Maximum
Title of Securities    Amount to      Offering Price       Aggregate             Amount of
 to be Registered    be Registered     Per Share(1)     OfferingPrice (1)   Registration Fee(1)
Common Stock       1,000,000 shares     $2.28125         $2,281,250          $672.97

<F1>


(1) The exercise price per share of the registrant's common stock for options granted under the Long Term Incentive Plan is 50% of the market value of such common stock at the time options are granted. Accordingly, pursuant to Rule 457(h), 50% of the average of the high and low prices reported on the New York Stock Exchange Composite Tape on January 30, 1998 (as published in the Wall Street Journal) is used for purposes of calculating the registration fee.

     The Exhibit Index is on page 6 of this Registration Statement

                                   PART I:
                         INFORMATION REQUIRED IN THE
                          SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

       Not included in this registration statement (the "Registration Statement") but provided or to be provided to Delta Woodside Industries, Inc.'s ("Delta Woodside") Long Term Incentive Plan (the "Plan") participants pursuant to Rule 428(b).

Item 2.   Registrant Information and Employee Plan Annual Information.

      Not included in this Registration Statement but provided or to be provided to Plan participants pursuant to Rule 428(b).


                                  PART II:
                         INFORMATION REQUIRED IN THE
                           REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

      The following documents or portions thereof are hereby incorporated by reference:

     Delta Woodside's Annual Report on Form 10-K for the fiscal year ended June 28, 1997.

     All other reports filed by Delta Woodside pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of Delta Woodside's 1997 fiscal year.

     The description of Delta Woodside's common stock contained in or incorporated into the registrant's registration statement on Form 8-A filed with the Securities and Exchange Commission on November 1, 1989.

     All documents subsequently filed by Delta Woodside pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.



Item 5.   Interests of Named Experts and Counsel.

      The law firm of Wyche, Burgess, Freeman & Parham, P.A., located in Greenville, South Carolina, is counsel to the registrant in connection with this Registration Statement and has passed on certain aspects of the legality of the common stock covered hereby. As of January 26, 1998, attorneys of Wyche, Burgess, Freeman & Parham, P.A., beneficially owned in the aggregate 211,550 of the outstanding shares of common stock of the registrant.

Item 6.   Indemnification of Directors and Officers.

      The information respecting RSI Corporation contained in Item 20 of the registration statement of RSI Corporation and Porter Brothers, Inc., on Form S-4, Commission File No. 33-30247 (the "Form S-4"), is incorporated herein by reference.

       Article   VII   of   the   by-laws   of   the   registrant   entitled
"Indemnification", is incorporated herein by reference to Exhibit 4.2.1 to this Registration Statement.

      Reference is made to the Articles of Amendment to the Articles of Incorporation of the registrant filed with the South Carolina Secretary of State's office on February 6, 1989. (See Exhibit 4.1.2 to this Registration Statement.)

      The Plan provides for indemnification of the Long Term Plan Committee, defined in the Plan as a committee of Delta Woodside's board of directors which administers the Plan, as follows:

     In addition to such other rights of indemnification as they may have as members of the Board [of Directors], the members of the Long Term Plan Committee shall, to the fullest extent permitted by law, be indemnified by the Company [Delta Woodside] against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award or option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

Item 7.   Exemption From Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

Exhibit

4.1.1 Articles of Incorporation of the registrant, as amended through February 5, 1989: Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 of RSI Corporation and Porter Brothers, Inc., Commission File No. 33-30247 (the "Form S-4").
4.1.2 Articles of Amendment to Articles of Incorporation of the registrant: Incorporated by reference to Exhibit 3.1.2 to the Form S-4.
4.1.3   Articles of Merger of Harper Brothers, Inc., into RSI Corporation:
        Incorporated by reference to Exhibit 4.1.1 to the Registration Statement on Form S-8, Commission File No. 33-33116 (the "1990 Form S-8").
4.1.4 Articles of Merger of Delta Woodside Industries, Inc., a Delaware corporation, into RSI Corporation: Incorporated by reference to Exhibit
        4.1.2 to the 1980 Form S-8.
4.1.5 Articles of Merger of Duncan Office Supplies, Inc. into Delta Woodside Industries, Inc.: Incorporated by reference to Exhibit 2.1 to the registrant's Form 10-Q for the quarterly period ended December 29, 1990 (the "December 1990 10-Q").
4.2.1   By-laws  of the registrant, as amended: Incorporated by reference to Exhibit 3.1.1 to the Form S-4.
4.2.2 Amendments to the by-laws of the registrant: Incorporated by reference to Exhibit 2.2 to the December 1990 10-Q.
4.3 Specimen of Certificate for the registrant's common stock: Incorporated by reference to Exhibit 4.1.1 to the Form S-4.
5.1 Opinion of Wyche, Burgess, Freeman & Parham, P.A. dated February 4, 1998 regarding certain aspects of the legality of shares of Delta Woodside.
23.1    Consent  of  Wyche,  Burgess,  Freeman & Parham,  P.A.:   contained  in
        Exhibit 5.1.
23.2 Consent of KPMG Peat Marwick LLP to incorporation by reference in registration statement.
24.1    Power of Attorney: contained on the signature page of this filing.
99.1 Delta Woodside Industries, Inc. Long Term Incentive Plan (Effective November 6, 1997): Incorporated by reference to Exhibit 10.2 of Amendment No. 1 to the Registration Statement on Form S-4 of Delta Mills, Inc.(an indirect wholly-owned subsidiary of Delta Woodside), dated December 11, 1997, Commission File No. 333-37617.

Item 9.   Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h)   Insofar  as  indemnification for liabilities arising  under  the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, as of February 5, 1998.

                              Delta Woodside Industries, Inc.

                               By: /s/ E. Erwin Maddrey, II
                                   E. Erwin Maddrey, II
                                   President


                              POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Erwin Maddrey, II, Bettis C. Rainsford, and Douglas J. Stevens, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:

  Signature                           Title                         Date

/s/ E. Erwin Maddrey, II  President, Chief Executive Officer   February 5, 1998
E. Erwin Maddrey, II      and Director

/s/ Bettis C. Rainsford   Executive Vice President, Chief      February 4, 1998
Bettis C. Rainsford       Financial Officer, Treasurer
                          and Director

/s/ Douglas J. Stevens    Controller                           February 4, 1998
Douglas J. Stevens        (Principal Accounting Officer)


/s/ Buck Mickel            Director                            February 3, 1998
Buck Mickel

/s/ C. C. Guy              Director                            February 4, 1998
C. C. Guy

/s/ Buck A. Mickel         Director                            February 4, 1998
Buck A. Mickel

/s/ James F. Kane          Director                            February 4, 1998
James F. Kane

/s/ Max Lennon             Director                            February 3, 1998
Max Lennon


Exhibit      Page

     4.1.1         Articles  of  Incorporation   of   the
                   registrant, as amended through February  5,  1989:
                   Incorporated by reference to Exhibit  3.1  to  the
                   Registration  Statement  on  Form   S-4   of   RSI
                   Corporation and Porter Brothers, Inc.,  Commission
                   File No. 33-30247 (the "Form S-4").
     4.1.2         Articles  of Amendment to  Articles  of
                   Incorporation  of the registrant: Incorporated  by
                   reference to Exhibit 3.1.2 to the Form S-4.
     4.1.3         Articles  of Merger of Harper Brothers,
                   Inc.,   into  RSI  Corporation:  Incorporated   by
                   reference  to  Exhibit 4.1.1 to  the  Registration
                   Statement  on  Form S-8, Commission File  No.  33-
                   33116 (the "1990 Form S-8").
     4.1.4         Articles  of  Merger of Delta  Woodside
                   Industries, Inc., a Delaware corporation, into RSI
                   Corporation: Incorporated by reference to  Exhibit
                   4.1.2 to the 1980 Form S-8.
     4.1.5         Articles  of  Merger of  Duncan  Office
                   Supplies,  Inc.  into  Delta Woodside  Industries,
                   Inc.: Incorporated by reference to Exhibit 2.1  to
                   the  registrant's  Form  10-Q  for  the  quarterly
                   period ended December 29, 1990 (the "December 1990
                   10-Q").
     4.2.1         By-laws  of the registrant, as amended:
                   Incorporated by reference to Exhibit 3.1.1 to  the
                   Form S-4.
     4.2.2         Amendments  to  the  by-laws  of   the
                   registrant: Incorporated by reference  to  Exhibit
                   2.2 to the December 1990 10-Q.
     4.3           Specimen of Certificate for the registrant's
                   common stock: Incorporated by reference to Exhibit
                   4.1.1 to the Form S-4.
     5.1  p. 8     Opinion of Wyche, Burgess, Freeman & Parham,
                   P.A.  dated  February 4, 1998  regarding  certain
                   aspects  of  the  legality  of  shares  of   Delta
                   Woodside.
     23.1          Consent of Wyche, Burgess, Freeman & Parham,
                   P.A.:  contained in Exhibit 5.1.
     23.2 p. 10    Consent  of KPMG Peat Marwick  LLP  to
                   incorporation   by   reference   in   registration
                   statement.
     24.1          Power of Attorney: contained on the signature
                   page of this filing.
     99.1          Delta  Woodside Industries, Inc.  Long  Term
                   Incentive  Plan  (Effective  November  6,   1997):
                   Incorporated by reference to Exhibit 10.2 of Amendment No. 1 to the Registration Statement on
                   Form S-4 of Delta Mills, Inc.(a wholly-owned subsidiary of Delta Woodside), dated December 11,
                   1997, Commission File No. 333-37617.